EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Seacoast Banking Corporation of Florida:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Miami, Florida

May 1, 2013

Certified Public Accountants